CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No.2 to the Registration Statement (Form N-1A Nos. 333-234030 and 811-23477) of our report dated December 18, 2020 on the financial statements and financial highlights of BNY Mellon US Large Cap Core Equity ETF, BNY Mellon US Mid Cap Core Equity ETF , BNY Mellon US Small Cap Core Equity ETF, BNY Mellon International Equity ETF, BNY Mellon Emerging Markets Equity ETF, BNY Mellon Core Bond ETF, BNY Mellon Short Duration Corporate Bond ETF and BNY Mellon High Yield Beta ETF (funds constituting BNY Mellon ETF Trust) (each a “Fund” ) included in the Fund’s annual report for the fiscal year ended October 31, 2020.

                                                                                                /s/ ERNST & YOUNG LLP

New York, New York

February 22, 2021